STOCK ESCROW AGREEMENT

         This Stock Escrow Agreement is made effective as of the 27th day of September, 1996, among Cliff Engle, Ltd., a New York corporation ("CE"), Garment Graphics, Inc., a Minnesota corporation ("GG") and St. John & Wayne, as Escrow Agent ("Escrow Agent").

                                   Background

1. Reference is made to a certain Letter Agreement dated as of November 13, 1995 and any amendments thereto between CE and GG regarding CE's agreement to engage GG to provide various services under CE's NFL license number R01932 (the "License") (hereafter referred to as the "Agreement").

2. CE and GG intended to provide up to 350,000 shares of the common stock of GG to be held by the Escrow Agent as security for GG's timely payments in accordance with the terms of the Agreement.

3. In consideration of certain payments already made to C.E. the parties hereto agree that 161,000 shares of G.G's Common Stock (the "Shares") will be placed in the Escrow pursuant to the terms herein.

4. Escrow Agent, subject to the terms and conditions hereof, has consented to hold and release such Shares in accordance with the terms of this Escrow Agreement.

                                      Terms

     In consideration of the mutual promises and the covenants and agreements of the parties contained herein, the parties hereto agree as follows:

1. Escrow Agent acknowledges receipt of the Shares and agrees to hold and release such Shares (the "Escrow Shares") in accordance with the terms and provisions of this Escrow Agreement.

2.   Disbursement of the Escrow Shares shall be made to CE if:

     (i)  Escrow Agent receives a certification from CE to the effect that:

          (a) CE has not received any Override Payment required by paragraph 4(B), of the Agreement, or timely payment of a royalty payment required by paragraph 5 of the Agreement;

          (b) delivery of demand for payment has been made by C.E. to GG and five (5) days has elapsed following such notice, and that notice of certification in paragraph 2 above has been delivered to GG; and

     (ii) Escrow Agent has not received written notification of a dispute about such payment from GG within five (5) days of receipt of the certification referenced in 2 above (the "Notification Dispute"), Escrow Agent will immediately release such Escrow Shares on a one share for each one dollar ($1) that has not been timely paid as required by the Agreement. If Escrow Agent receives a timely notice of dispute from GG, Escrow Agent shall not make any release of the Escrow Shares until it receives either (i) written direction signed by both CE and GG regarding a release of the Escrow Shares; or (ii) a copy of an order from an arbitrator requiring a release of the Escrow Shares.

3. Disbursement of all remaining Escrow Shares shall be made to GG by Escrow Agent on May 15, 1997, provided:

     (i)  Escrow Agent receives a certification signed by GG to the effect that:

          (a) GG has made all Override Payments required by paragraph 4(B), of the Agreement, and timely payment of the royalty payments required by paragraph 5 of the Agreement;

          (b) delivery of demand for escrow share release has been made to CE and five (5) days has elapsed following such notice and that notice of certification in paragraph 3 above has been delivered to CE; and

     (ii) Escrow Agent has not received written notification of a dispute about such payment from CE within five (5) days of receipt of the certification referenced in 3 above (the "Notification of Dispute"), Escrow Agent will immediately release all remaining Escrow Shares. If Escrow Agent receives a timely notice of dispute from CE, Escrow Agent shall not make any release of the Escrow Shares until it receives either (i) written direction signed by both CE and GG regarding a release of the Escrow Shares; or (ii) a copy of an order from an arbitrator requiring the release of the Escrow Shares.

4. Disbursement of the Escrow Shares shall be made to GG and/or C.E. if Escrow Agent receives a certification signed by GG and CE that the Agreement has been terminated and that it is mutually acceptable to GG and CE that the Escrow Shares be released as they mutually direct.

5. Escrow Agent, CE and GG agree to submit all disputes following a Notification of Dispute to arbitration before the American Arbitration Association in Chicago, IL. The arbitrator's final decision shall be enforceable in the courts of the state where required to effectuate the arbitrator's decision. Each party shall be responsible for the payment of their respective expenses related to such arbitration with any arbitrator fee to be evenly split. However, it is agreed that if any arbitrator's decision holds clearly for one party the prevailing party shall have its fees and expenses paid by the other party. The arbitrator shall determine for the parties if there is a prevailing party. Notwithstanding the foregoing, Escrow Agent shall not be responsible for the fees and expenses of either GG or CE, and CE and GG shall be responsible for Escrow Agent's fees and expenses (jointly and severally) under all circumstances.

6. The Escrow Agent shall receive $500 to carry out its duties in accordance with the terms and provisions of this Agreement in advance. Each party shall pay one-half of the Escrow Agent's fee.

7.   To induce Escrow Agent to act hereunder, it is agreed by CE and GG that:

     a. Escrow Agent may act in reliance upon any instrument or signature furnished to it hereunder and which it, in good faith, believed to be genuine and may assume that any person purporting to give any writing, notice, advice or instruction in connection with the provisions hereof has been duly authorized to do.

     b. Escrow Agent may act relative hereto upon advice of counsel in reference to any matter connected herewith, and shall not be liable to any of the parties hereto, or their respective legal representatives, heirs, successors and assigns, for any mistake of fact or error of judgment, or for any acts or omissions of any kind taken or made in good faith unless caused by its willful misconduct or gross negligence.

     c. This Escrow Agreement sets forth exclusively the duties of Escrow Agent with respect to any and all matters pertinent hereto and no implied duties or obligations shall be read into this Escrow Agreement against Escrow Agent.

     d. Escrow Agent makes no representation as to the validity, value, genuineness or collectibility of any portion or all of the Escrow Shares held by or delivered to it.

     e. Except as provided below, Escrow Agent does not have and will not have any interest in the Escrow Shares but is serving only as escrow holder and has only possession thereof.

     f. Escrow Agent has not read or received a copy of the Agreement, is not a party to the Agreement and has no duties or obligations under same.

8. CE and GG hereby release Escrow Agent from any act done or omitted to be done by Escrow Agent in good faith in the performance of its duties hereunder, CE and GG hereby agree to indemnify Escrow Agent for, and to hold it harmless against, any loss, liability or reasonable expense (including reasonable attorneys' fees and expenses) incurred by Escrow Agent, arising out of or in connection with its entering into this Escrow Agreement and carrying out its duties hereunder, including the reasonable costs and expenses of defending itself from any claim or liability; provided however, that Escrow Agent shall not be entitled to indemnification hereunder for losses, liabilities and expenses which arise out of the willful misconduct or gross negligence of Escrow Agent.

9. Escrow Agent may resign at any time or be removed by the mutual consent of CE and GG. No resignation or removal of Escrow Agent and no appointment of a successor Escrow Agent, however, shall be effective until the acceptance by a successor Escrow Agent in the manner herein provided. In the event of the resignation or removal of Escrow Agent, CE and GG shall within 30 days of any resignation or removal in good faith agree upon and appoint a successor Escrow Agent. Any successor Escrow Agent shall execute and deliver to predecessor Escrow Agent, CE and GG an instrument accepting such appointment and the transfer of the Escrow Shares and agreeing to the terms of this Escrow Agreement, and thereupon such successor Escrow Agent shall, without further act, become vested with all the estates, properties, rights powers and duties of predecessor Escrow Agent shall have no further duties, responsibilities or obligations hereunder.

10. This Escrow Agreement shall terminate when the Escrow Shares shall be completely released in accordance with Section 2, 3 or 4, hereof.

11. All notices and communications hereunder shall be in writing and shall be deemed to be fully given if delivered by hand or by overnight courier, as follows:

            if to CE, at:             Cliff Engle, Ltd.
                                      2 Bridge Avenue
                                      Red Bank, NJ  07701
                                      Fax No. (908) 530-2110
                                      ATTN:  Walter M. Craig, Jr., President

            if to GG, at:             Garment Graphics, Inc.
                                      2260 Woodale Drive
                                      Mounds View, MN  55112-4978
                                      Fax No. (612) 786-6220
                                      ATTN:  Barbara Remley, President

            if to Escrow Agent, at:   St. John & Wayne
                                      Two Penn Plaza East
                                      Newark, NY  07102
                                      Fax No. (201) 491-3333
                                      ATTN:  Lee A. Albanese, Esq.

12. This Escrow Agreement shall be construed in accordance with and governed by the laws of the State of New Jersey.

13. This Escrow Agreement shall be binding upon and inure to the benefit of the parties hereto, their heirs, legal representatives, successors and assigns.

14. This Escrow Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all such counterparts shall constitute a single instrument.

15. CE and GG will cooperate with Escrow Agent and deliver to Escrow Agent such additional information and documents as Escrow Agent shall reasonably request in the performance of its obligations hereunder.

     a. In the event of any ambiguity or uncertainty hereunder or in any notice, instruction or other communication received by Escrow Agent hereunder, Escrow Agent may, in its sole discretion, refrain from taking any action other than retain possession of the Escrow Shares, unless Escrow Agent receives written instructions signed by CE or GG which eliminates such ambiguity or uncertainty.

     b. In the event of any dispute between or conflicting claims by or among CE or GG and/or any other person or entity with respect to the Escrow Shares, Escrow Agent shall be entitled, in its sole discretion, to refuse to comply with any and all claims, demands or instructions with respect to such portion of the Escrow Shares so long as such dispute or conflict shall continue and Escrow Agent shall not be or become liable in any way to CE or GG for failure or refusal to comply with such conflicting claims, demands, or instructions. Escrow Agent shall be entitled to refuse to act until, in its sole discretion, either (i) such conflicting or adverse claims or demands shall have been determined by a final arbitrator's decision as set forth in paragraph 5 hereof is issued, or (ii) Escrow Agent shall have received security or indemnity satisfactory to it sufficient to hold it harmless from and against any and all losses which it may incur by reason of so acting. Escrow Agent may, in addition, elect in its sole discretion, to commence an interpleader action or seek other judicial relief or orders as it may deem, in its sole discretion, necessary. The costs and expenses (including reasonable attorneys' fees and expenses) incurred in connection with such proceeding shall be paid by and shall be deemed obligations of each of CE and GG.

16. This Escrow Agreement shall in no way modify, or alter any of the rights or obligations of the parties pursuant to the Agreement, and the release of the Escrow Shares to CE does not satisfy GG's obligation to make the actual payments required to be made to CE or the NFL pursuant to the terms of the Agreement. CE and GG acknowledge that the Agreement is in full force and effect and to their best knowledge no party is in default currently thereunder.

     IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement, by their duly authorized officers, on and as of the date and year first year above written.

                                          St. John & Wayne

                                          By:       /s/ Lee A. Albanese
                                                    Name:  Lee A. Albanese
                                                    Title: Partner


                                          Cliff Engle, Ltd.

                                          By:       /s/ Walter M. Craig
                                                    Name:  Walter M. Craig
                                                    Title:  President

                                          Garment Graphics, Inc.

                                          By:       /s/ Barbara S. Remley
                                                    Name:  Barbara S. Remley
                                                    Title:  President